Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-198651) and Form S-8 (Nos. 333-83658, 333-153345, 333-117445 and 333-191198) of Dycom Industries, Inc. of our report dated September 4, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10‑K for the year ended July 25, 2015 filed with the Securities and Exchange Commission on September 4, 2015.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 25, 2016